UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 6, 2010

CRM Holdings, Ltd.
(Exact Name of Registrant as Specified in Its Charter)

Bermuda
(State or Other Jurisdiction of Incorporation)

001-32705	98-0521707
(Commission File Number)	(IRS Employer Identification No.)

P.O. Box HM 2062, Hamilton HM HX, Bermuda
(Address of Principal Executive Offices)	(Zip Code)

(441) 295-6689
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On May 6, 2010, CRM Holdings, Ltd. (the Company) issued a news release announcing financial results for the three months ended March 31, 2010.  A copy of the news release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

In accordance with general instruction B.2 to Form 8-K, the information set forth in this Item 2.02 (including Exhibit 99.1) shall be deemed “furnished” and not “filed” with the Securities and Exchange Commission for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, and shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 5, 2010, the Company held its 2010 Annual General Meeting of Shareholders.  At the Annual General Meeting of Shareholders, the Company’s shareholders voted on and approved the following matters:

1.	the election of Keith S. Hynes, Salvatore A. Patafio and Louis Rosner as Class II Directors;

2.	the election of director designees, as set forth below, who shall serve as directors of the Company’s subsidiary, Twin Bridges (Bermuda) Ltd.;

3.
the appointment of Ernst & Young LLP as the Company’s independent auditors for the year ended December 31, 2010 and authorization for the Board of Directors, acting through the Audit Committee, to set the fees for the independent auditors;

4.	the approval of changing the name of CRM Holdings, Ltd. to Majestic Capital, Ltd.;

5.	the approval of the Company’s Amended and Restated Bye-Laws; and

6.	the approval of and authorization for the Board of Directors to effect a reverse share split of the Company’s Common and Class B shares within a range of 1-for-5 shares to 1-for-10 shares.

Set forth below is the number of votes cast for, against, abstain and broker non-votes with respect to each matter voted on:

	For	Against	Abstain	Broker Non-Votes
1. Appointment of Directors
Keith S. Hynes	7,765,734	103,689	11,258	4,062,063
Salvatore A. Patafio	5,938,583	747,876	1,194,221	4,062,063
Louis Rosner	6,081,488	679,027	1,120,166	4,062,063

2. Designation of Directors for Twin Bridges (Bermuda) Ltd.
David M. Birsner	5,974,338	742,518	1,163,825	4,062,063
Daniel G. Hickey, Sr.	5,979,800	737,055	1,163,825	4,062,063
Keith S. Hynes	7,764,387	103,033	13,261	4,062,063
Charles I. Johnston	6,103,319	670,315	1,107,047	4,062,063
Dr. Philip Magnarella	7,068,774	741,477	70,430	4,062,063
Salvatore A. Patafio	7,056,367	753,911	70,404	4,062,063
Louis Rosner, Esq.	7,188,684	671,095	20,901	4,062,063
James J. Scardino	7,765,198	102,248	13,235	4,062,063

3. Appointment of Ernst & Young LLP	11,947,042	143,474	16,565	—

4. Approval of changing the name of CRM Holdings, Ltd. to Majestic Capital, Ltd.	12,018,239	59,375	29,467	—

5. Approval of the Company’s Amended and Restated Bye-Laws	11,839,723	205,308	62,050	—

6. Approval of the reverse share split	11,758,832	298,307	49,941	—

Item 8.01. Other Information.

Strategic Alternatives.

On May 6, 2010, the Company issued a news release announcing that it is seeking strategic alternatives. The Company has formed a Special Committee of the Board of Directors and has retained Macquarie Capital to explore strategic alternatives to strengthen its capital position. Alternatives could include, but may not be limited to, a sale, merger or other business combination involving the Company, a sale of shares or other recapitalization of the Company, a joint venture arrangement, the sale or spin off of Company assets, or the continued execution of the Company’s business plan. There can be no assurance that the exploration of strategic alternatives will result in any transaction, or that, if completed, any transaction will be on attractive terms.

Board of Director Restricted Share Grants.

Pursuant to the Company’s 2005 Long-Term Incentive Plan, the Company’s non-employee directors are awarded an annual grant of $25,000 of restricted shares at the Company’s annual general meeting of shareholders. However, on May 5, 2010, the Company’s Compensation Committee voted to not award the annual grant of restricted shares for the 2010 Annual General Meeting of Shareholders.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	News Release of CRM Holdings, Ltd. dated May 6, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRM Holdings, Ltd.
(Registrant)
May 6, 2010
	By:	/s/ James J. Scardino
James J. Scardino
Chief Executive Officer